Wells Fargo Bank, National Association	First Amendment to Credit Agreement

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) entered into effective as of November 12, 2014, by and between CANCER GENETICS, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS:

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of April 1, 2014, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.    Section 1.1(b) is hereby deleted in its entirety, and the following substituted therefor:

“(b) Security Agreement. Borrower agrees to execute and deliver to Bank a Security Agreement in form and substance satisfactory to Bank (the “Security Agreement”) pursuant to which Borrower, among other things grants Bank a first priority security interest in a Certificate of Deposit Number 8567973527 maintained with and issued by Bank, dated November 12, 2014, in the initial amount of $6,000,000.00 (“Certificate of Deposit Collateral”).”

    2.     Section 1.3 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 1.3.    COLLATERAL.

As security for all indebtedness and other obligations of Borrower to Bank under the Revolving Line of Credit Note, Borrower hereby grants to Bank security interests of first priority in all Borrower’s Certificate of Deposit Collateral.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.”

3.    Section 5.2 is hereby deleted in its entirety, and the following substituted therefor and effective beginning with the quarter ending September 30, 2014:

“SECTION 5.2.     CAPITAL EXPENDITURES. Make any additional investment in fixed assets in any fiscal year in excess of an aggregate of $1,000,000.00, excluding investment in the acquisition of all or substantially all of the fixed assets of another company provided, however, that no Capital Expenditure shall be made if any Default or Event of Default shall have occurred and be continuing at the time of the Capital Expenditure.”

4.    Upon the Borrower’s execution and delivery of the Security Agreement and this Amendment, the Securities Security Agreement and Securities Account Control Agreement both dated effective as of April 1, 2014 are terminated.

5.    Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line of Credit and this Amendment becoming effective is subject to the fulfillment to Bank’s satisfaction of all of the following conditions:

a)	No event of default or event which will mature into an event of default, shall have occurred and be continuing.

b)	The representations and warranties of the Borrower contained in the Loan Documents shall be true and correct as of the date of any advance on the Line of Credit.

c)	The Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

i.	This Amendment.

ii.	Certificate of Existence/Good Standing recently for Borrower certified by the Delaware Secretary of State.

iii.	Security Agreement Specific Rights to Payment from Borrower.

iv.	Such other documents as Bank may require under any other Section of this Amendment.

6.    Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

7.    Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

8.    General Release.     In consideration of the benefits provided to Borrower under the terms and provisions hereof, Borrower hereby agrees as follows (“General Release”):

(a)    Borrower, for itself and on behalf of its successors and assigns, does hereby release, acquit and forever discharge Bank, all of Bank’s predecessors in interest, and all of Bank’s past and present officers, directors, attorneys, affiliates, employees and agents, of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, causes of action, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length (each, a “Released Claim” and collectively, the “Released Claims”), that Borrower now has or may acquire as of the later of: (i) the date this Amendment becomes effective through the satisfaction (or waiver by Bank) of all conditions hereto; or (ii) the date that Borrower has executed and delivered this Amendment to Bank (hereafter, the “Release Date”), including without limitation, those Released Claims in any way arising out of, connected with or related to any and all prior credit accommodations, if any, provided by Bank, or any of Bank’s predecessors in interest, to Borrower, and any agreements, notes or documents of any kind related thereto or the transactions contemplated thereby or hereby, or any other agreement or document referred to herein or therein.

(b)    Borrower hereby acknowledges, represents and warrants to Bank that it agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses and Released Claims which are released by the provisions of this General Release in favor of Bank, and Borrower hereby waives and releases all rights and benefits which it might otherwise have under any state or local laws or statutes with regard to the release of such unknown, unanticipated or misunderstood defenses and Released Claims.

(c)    Each person signing below on behalf of Borrower acknowledges that he or she has read each of the provisions of this General Release. Each such person fully understands that this General Release has important legal consequences, and each such person realizes that they are releasing any and all Released Claims that Borrower may have as of the Release Date. Borrower hereby acknowledges that it has had an opportunity to obtain a lawyer’s advice concerning the legal consequences of each of the provisions of this General Release.

(d)    Borrower hereby specifically acknowledges and agrees that: (i) none of the provisions of this General Release shall be construed as or constitute an admission of any liability on the part of Bank; (ii) the provisions of this General Release shall constitute an absolute bar to any Released Claim of any kind, whether any such Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Released Claim barred by the provisions of this General Release shall subject Borrower to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

9.    Borrower acknowledges receipt of a copy of this Amendment signed by the parties hereto.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

Dated: November 12, 2014        Dated: November 12, 2014

WELLS FARGO BANK,
CANCER GENTICS, INC.          NATIONAL ASSOCIATION

By: /s/ Edward J. Sitar        By: /s/ Rebecca Gibson
Edward J. Sitar, Chief Financial Officer          Rebecca Gibson, Vice President

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